Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP ANNOUNCES 2011 FINANCIAL RESULTS

January 26, 2012

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported net income available to common shareholders of $17.9 million, or $0.76 per diluted share, for the year ended December 31, 2011, compared to a net loss available to common shareholders of $7.2 million, or ($0.35) per diluted share, for 2010. Net income available to common shareholders for the fourth quarter of 2011 was $322,000, or $0.01 per diluted share, compared to net income of $1.1 million, or $0.04 per diluted share, for the quarter ended December 31, 2010.

Highlights of the Company’s results for 2011 include the following:

•	Tangible common book value increased 9.1% per share to $10.06 per share

•	Tangible common equity to tangible assets increased from 7.35% at December 31, 2010 to 7.99% at December 31, 2011

•	Total revenue, excluding gains on FDIC transactions, increased $27.3 million, or 19.6%

•	Net interest margin improved to 4.57%, up from 4.11% in 2010

•	Non-interest bearing deposits increased 30.9%, or $93.4 million

•	Legacy classified assets decreased 18.4%, or $34.7 million

•	Non-performing assets as a percentage of total assets decreased from 4.62% at December 31, 2010 to 4.05% at December 31, 2011

•	The Company successfully completed two FDIC-assisted acquisitions with assets totaling $360.0 million

Increases in Net Interest Income

Net interest income increased in 2011 to $113.5 million, up from $89.3 million reported in 2010. Several factors contributed to this 27.1% increase, including an increase in average earning assets of 13.6%, from $2.2 billion in 2010 to $2.5 billion in 2011. Average loans outstanding benefited from acquisitions in late 2010 and during 2011, increasing 13.8%. Average investment securities increased 30.5% while average short-term assets decreased 5.7%.

The Company’s efforts to fund earning asset growth with lower cost transaction accounts were also successful. Growth in deposit accounts costing less than 0.50% amounted to $210.2 million ($101.5 million in non-interest bearing, $93.6 million in NOW accounts and $15.1 million in savings) and funded 70.7% of the growth in earning assets during 2011.

Strong incremental spreads on new business were augmented further by steady yields on earning assets and continued decreases in funding costs. Yields on earning assets increased from 5.47% in 2010 to 5.68% in 2011, due mostly to improvements in the yield on covered loans. As expected cash flow on covered loans improves, a portion of the loan discount that was previously attributable to credit problems is reclassified into interest income. This reclassification occurs over the estimated life of the loan, which sometimes is a very short period of time. The Company has benefitted from these additions to net interest income and expects favorable yields on covered loans to continue into 2012, albeit at lower levels than recorded in the fourth quarter of 2011 when a number of larger loan relationships had events that caused larger amounts to flow through interest income on very short amortization periods.

Non-Interest Income

Despite a challenging environment for growing non-interest revenue, the Company improved its recurring non-interest income by 25.9% in 2011 over amounts reported in 2010. Excluding non-recurring gains on acquisitions, Ameris reported $25.9 million in non-interest income for the year ended December 31, 2011 compared to $20.6 million for the year ended December 31, 2010. Service charges on deposit accounts increased $2.9 million, or 19.4%, to $18.1 million during 2011. Faster growth and higher balances in checking accounts contributed to this increase in service charge revenue. Management believes that continued growth in service charge revenue will be achieved through growth in account balances as opposed to higher individual service charge routines.

Mortgage revenue also increased in 2011, benefitting from staffing hires in 2011 as well as from improvements in the Company’s platform that allowed for higher yields and better returns. During 2011, revenue from mortgage banking activities totaled $3.0 million, an increase of 8.1% from amounts reported in 2010. Management expects that continued improvement, potentially at a faster pace than seen in 2011, is possible due to the Company’s recruiting opportunities and the historically low rate environment.

Non-Interest Expense

Excluding credit related expenses and non-recurring merger charges, total operating expenses were $77.6 million for the year ended December 31, 2011, compared to $64.8 million for 2010. During the fourth quarter of 2010, the Company completed three acquisitions with assets totaling $658.1 million. Because these occurred late in 2010, the additional expense associated with these acquisitions, as well as the two completed in July 2011, skew the growth in operating expenses. Expressed as a percentage of average assets, total operating expense in 2011 was 2.62%, only a slight increase from 2.55% reported in 2010.

Data processing and telecommunications expense increased during 2011 to $10.3 million, an increase of 34.9% when compared to amounts reported in 2010. During 2011, the Company had approximately $1.6 million of non-recurring charges associated with converting acquired banks. Excluding these amounts, data processing expense would have increased a more reasonable $1.1 million, or 13.9%, during 2011. For 2012, management expects to benefit from a new contract with its core processing vendor that will reduce recurring data processing expenses by approximately 15%.

Balance Sheet Trends

Total assets at December 31, 2011 increased only slightly, growing 0.7% to $2.99 billion, compared to $2.97 billion at December 31, 2010. Average assets for the year reflected higher levels of growth considering the three acquisitions completed in the fourth quarter of 2010. Average assets and average earning assets in 2011 were $2.97 billion and $2.50 billion, respectively, compared to $2.50 billion and $2.20 billion, respectively, for 2010.

Loans outstanding comprise both the legacy portfolio and the covered loan portfolio. Average legacy loans declined $100.1 million, or 6.9%, for the year ended December 31, 2011 as compared to average balances for 2010. Growth in average covered loans more than offset the decline in legacy loans, increasing 140%, or $333.2 million, to $570.7 million at December 31, 2011.

Commenting on the Company’s loan growth strategy, Edwin W. Hortman, Jr., President and CEO, said, “Our loan growth strategy has focused more heavily on acquiring covered loans in FDIC-assisted transactions, where the Company enjoys the benefits of the shared-loss agreements with the FDIC and much higher yields than can be achieved otherwise in the current environment. For some time, loan growth in legacy markets has been hampered by weak demand from bankable credits, most of which were refinancing existing debt and where yields were remarkably low. Fortunately, we have been able to supplement loan growth with activity in our covered portfolios and are now starting to see more bankable credits in our legacy markets. For 2012, I expect that we will see 5% to 8% growth in legacy loans and that our covered portfolio will grow as well due to the acquisition opportunities in our footprint.”

Total deposits at the end of 2011 were $2.59 billion, an increase of $56.1 million, or 2.2%, from balances reported at the end of 2010. As seen in the table below, growth rates in favorable deposit classes were exceptional and muted to some degree with the run-off in higher cost time deposits. All of the Company’s growth rates in deposits have been affected by the acquisition of failed banks over the periods seen below.

	December 31, 2011		December 31, 2010
Deposit Type	Balances	% of total	Balances	% of total	$ Change	% Change
Non-interest bearing	$395,347	15.3%	$301,971	11.9%	$93,376	30.9%
NOW accounts	636,443	24.6%	600,883	23.7%	35,560	5.9%
Money Market	586,997	22.7%	496,913	19.6%	90,084	18.1%
Savings	80,105	3.1%	73,272	2.9%	6,833	9.3%
Retail CDs	824,794	31.8%	944,052	37.2%	(119,258)	-12.6%
Brokered CDs	67,880	2.6%	118,335	4.7%	(50,455)	-42.6%

	$2,591,566		$2,535,426		$56,140	2.2%

Mr. Hortman commented about the changing deposit mix, saying “While growth in total deposits was not significant, we have continued to manage our deposit mix such that future margins and spreads will benefit. At the end of 2011, almost half of our deposits cost less than 0.50% and are in classes that have less rate sensitivity. We expect continued growth in the favorable classes, and as loans are anticipated to continue to grow in 2012, we expect incremental margins to be strong thanks to this improving deposit mix.”

Credit Quality

For the year ended December 31, 2011, nonperforming assets decreased $16.1 million, or 11.7%, to $121.1 million, or 4.05% of total assets, compared to $137.2 million, or 4.62% of total assets, at December 31, 2010. Non-accrual loans declined $8.5 million to $70.8 million at December 31, 2011, compared to $79.3 million at December 31, 2010. The Company’s balances in legacy OREO decreased $7.6 million to $50.3 million at December 31, 2011 from $57.9 million at December 31, 2010.

Total classified assets declined at a faster rate than did non-performing assets. At December 31, 2011, classified assets totaled $153.9 million, a decrease of 18.4% when compared to $188.6 million at December 31, 2010. As a percentage of regulatory capital, classified assets were 45.0% at December 31, 2011, compared to 58.5% at December 31, 2010. Higher levels of capital through net earnings as well as continued resolution of problem credits contributed to this positive trend.

The Company’s provision for loan losses during the fourth quarter of 2011 amounted to $9.0 million, compared to $11.4 million recorded in the fourth quarter of 2010. For the full year 2011, the Company’s provision for loan losses amounted to $32.7 million, compared to $50.5 million for 2010. At December 31, 2011, the Company’s allowance for loan losses totaled $35.2 million, or 2.64% of ending legacy loans, compared to $34.6 million, or 2.52%, at the end of 2010. The Company’s allowance for loan losses represented 49.64% of nonperforming loans, an increase from 43.61% at December 31, 2010.

Total credit costs for the year ended December 31, 2011 were $58.1 million, a decrease of 16.5% when compared to the same period in 2010. Decreases in provision expense totaled $17.8 million, or 35.2%, when compared to amounts reported for the year ended December 31, 2010. These lower provision costs were possible because of a 45.0% reduction in new problem loans in 2011 when compared to 2010. Disposition of OREO throughout the year caused losses to be higher by $5.4 million in 2011, offsetting some of the decline in provision expense. The Company has pursued the disposition of OREO primarily through retail channels, although some assets were sold in 2011 through auctions or at wholesale levels. Management expects to be able to resolve the majority of problem assets through similar actions and strategies during 2012 and expects that its pre-tax, pre-credit income will assist the Company in maintaining its earnings.

“I am pleased with the improvement in provision expense and anticipate continued improvement in that area,” said Mr. Hortman. “Overall reduction in NPAs continues to be our primary focus and I believe our current strategies to reduce these balances will succeed in reducing NPAs below 3.00% of total assets during 2012.”

M&A Outlook

During 2011, the Company completed its seventh and eighth FDIC-assisted acquisitions bringing total acquired assets in this strategy to $1.6 billion. Management believes the strategy has been vital at this time in the economic cycle, providing the safest avenue for growth in earning assets. Mr. Hortman commented, “We continue to look at potential failed bank acquisitions and believe that 2012 will provide enough opportunities to realize growth in balances of covered loans. Our covered asset platform is highly scalable and our current focus is heavily centered on continuing to participate as we have in the past. “ With respect to traditional M&A opportunities, Mr. Hortman added, “Capital levels and asset quality have stabilized at many institutions. Management teams and their boards are increasingly aware of the advantages of partnering and the limited opportunity to create value on a stand-alone basis. Accordingly, we anticipate that traditional M&A will begin to rebound in 2012 and yield opportunities to increase earnings per share with limited or no dilution to tangible book value.”

Capital Levels

The Company manages with increasingly high levels of capital. At December 31, 2011, Tier 1 common equity to risk based assets was 13.74%, compared to 12.93% at December 31, 2010, an increase of 6.26%. Tangible common equity as a percentage of tangible assets increased to 7.99% at December 31, 2011, compared to 7.35% at December 31, 2010. Earnings from legacy operations and from acquisitions coupled with mostly static total assets during the year were the primary reasons for the higher capital levels. Additionally, tangible book value per common share increased from $9.22 per share at December 31, 2010 to $10.06 per share at December 31, 2011.

Mr. Hortman spoke concerning the Company’s capital levels, saying “Improving capital levels throughout this cycle have allowed us to continue operating with offensive strategies. Coupling these strong capital levels together with our core earnings and our acquisition strategies, we are confident in our ability to repay the Company’s TARP obligations in installments before their fifth anniversary. As we have stated before, we do not foresee that any capital raise will be required, and we expect that the repayment of those obligations will be fully accretive to existing shareholders.”

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 62 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2011	Sept. 2011	Jun. 2011	Mar. 2011	Dec. 2010	Dec. 2011	Dec. 2010
EARNINGS
Net Income/(Loss) Available to Common Shareholders	$322	$15,643	$1,307	$580	$1,050	$17,852	$(7,202)

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.01	$0.67	$0.06	$0.02	$0.04	$0.76	$(0.35)
Diluted	$0.01	$0.66	$0.06	$0.02	$0.04	$0.76	$(0.35)
Cash Dividends per share	$—	$—	$—	$—	$—	$—	$—
Stock dividend	—	—	—	—	—	—	3 for 157
Book value per share (period end)	$10.23	$10.27	$9.54	$9.41	$9.44	$10.23	$9.44
Tangible book value per share (period end)	$10.06	$10.08	$9.34	$9.20	$9.22	$10.06	$9.22
Weighted average number of shares:
Basic	23,457,739	23,438,335	23,449,123	23,440,201	23,427,393	23,446,350	20,498,204
Diluted	23,611,964	23,559,063	23,508,419	23,474,424	23,579,205	23,538,468	20,498,204
Period-end number of shares	23,751,294	23,742,794	23,766,044	23,766,044	23,647,841	23,751,294	23,647,841
Market data:
High closing price	$10.66	$10.30	$10.16	$11.10	$11.07	$11.10	$11.55
Low closing price	$8.55	$8.47	$8.49	$9.32	$8.73	$8.47	$7.36
Period end closing price	$10.28	$8.71	$8.87	$10.16	$10.54	$10.28	$10.54
Average daily volume	68,654	71,955	58,706	46,618	55,281	61,619	93,489

PERFORMANCE RATIOS
Return on average assets	0.15%	2.14%	0.29%	0.19%	0.26%	0.71%	(0.16%)
Return on average common equity	1.82%	28.55%	3.69%	2.51%	3.28%	8.52%	(2.07%)
Earning asset yield (TE)	6.07%	5.55%	5.98%	5.35%	5.18%	5.68%	5.47%
Total cost of funds	0.80%	1.02%	1.10%	1.22%	1.27%	1.03%	1.34%
Net interest margin (TE)	5.21%	4.44%	4.79%	4.04%	3.88%	4.57%	4.11%
Non-interest income excluding securities transactions, as a percent of total revenue (TE) (1)	14.81%	9.97%	14.15%	15.49%	16.12%	13.20%	14.98%
Efficiency ratio	72.76%	47.75%	65.08%	69.59%	62.15%	61.30%	65.20%

CAPITAL ADEQUACY (period end)
Stockholders’ equity to assets	9.81%	9.78%	9.70%	9.38%	9.20%	9.81%	9.20%
Tangible common equity to tangible assets	7.99%	7.96%	7.78%	7.51%	7.35%	7.99%	7.35%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.99%	7.96%	7.78%	7.51%	7.35%	7.99%	7.35%
Effect of preferred equity	1.69%	1.68%	1.76%	1.72%	1.69%	1.69%	1.69%
Effect of goodwill and other intangibles	0.13%	0.14%	0.15%	0.16%	0.16%	0.13%	0.16%

Equity to assets (GAAP)	9.81%	9.78%	9.70%	9.38%	9.20%	9.81%	9.20%

OTHER PERIOD-END DATA
FTE Headcount	746	730	690	691	708	746	708
Assets per FTE	$4,014	$4,124	$4,141	$4,223	$4,198	$4,014	$4,198
Branch locations	62	62	59	59	59	62	60
Deposits per branch location	$41,799	$44,557	$42,565	$43,605	$42,257	$41,799	$42,257

(1)	Includes gain from acquisition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2011	Sept. 2011	Jun. 2011	Mar. 2011	Dec. 2010	Dec. 2011	Dec. 2010
INCOME STATEMENT

Interest income
Interest and fees on loans	$35,361	$31,633	$32,876	$28,971	$27,676	$128,841	$107,484
Interest on taxable securities	2,350	2,672	2,574	2,658	2,562	10,254	9,821
Interest on nontaxable securities	357	330	314	320	317	1,321	1,215
Interest on deposits in other banks	148	144	150	175	204	617	462
Interest on federal funds sold	7	9	9	13	52	38	89

Total interest income	38,223	34,788	35,923	32,137	30,811	141,071	119,071

Interest expense
Interest on deposits	$4,875	$6,431	$6,825	$7,375	$7,328	$25,506	$28,647
Interest on other borrowings	580	555	351	555	477	2,041	1,147

Total interest expense	5,455	6,986	7,176	7,930	7,805	27,547	29,794

Net interest income	32,768	27,802	28,747	24,207	23,006	113,524	89,277

Provision for loan losses	9,019	7,552	9,115	7,043	11,404	32,729	50,521

Net interest income/(loss) after provision for loan losses	$23,749	$20,250	$19,632	$17,164	$11,602	$80,795	$38,756

Noninterest income
Service charges on deposit accounts	$4,483	$4,666	$4,665	$4,267	$4,323	$18,081	$15,143
Mortgage banking activity	1,209	930	382	450	806	2,971	2,748
Other service charges, commissions and fees	340	392	276	239	180	1,247	805
Gain(loss) on sale of securities	—	—	14	224	—	238	200
Gains from acquisitions	—	26,867	—	—	6,442	26,867	14,651
Other non-interest income	657	1,090	643	1,013	552	3,403	1,701

Total noninterest income	6,689	33,945	5,980	6,193	12,303	52,807	35,248

Noninterest expense
Salaries and employee benefits	10,688	10,252	9,427	9,843	8,510	40,210	31,918
Occupancy and equipment expenses	2,705	3,203	2,752	2,730	1,989	11,390	8,212
Data processing and telecommunications expenses	2,650	2,817	2,452	2,396	2,075	10,315	7,644
FDIC Insurance expense	1,078	1,096	1,118	1,245	1,296	4,537	5,133
Credit related expenses (1)	7,784	8,985	3,882	1,797	4,936	22,448	16,412
Advertising and marketing expenses	221	189	149	163	97	722	566
Amortization of intangible assets	220	277	242	263	277	1,002	988
Goodwill impairment	—	—	—	—	—	—	—
Other non-interest expenses	3,364	2,667	2,580	2,718	2,766	11,329	10,315

Total noninterest expense	28,710	29,486	22,602	21,155	21,946	101,953	81,188

Operating profit/(loss)	$1,728	$24,709	$3,010	$2,202	$1,959	$31,649	$(7,184)

Income tax (benefit)/expense	587	8,249	896	824	98	10,556	(3,195)

Net income/(loss)	$1,141	$16,460	$2,114	$1,378	$1,861	$21,093	$(3,989)

Preferred stock dividends	819	817	807	798	811	3,241	3,213

Net income/(loss) available to common shareholders	$322	$15,643	$1,307	$580	$1,050	$17,852	$(7,202)

Diluted earnings available to common shareholders	0.01	0.66	0.06	0.02	0.04	0.76	(0.35)

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Dec. 2011	Sept. 2011	Jun. 2011	Mar. 2011	Dec. 2010
PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$65,528	$55,761	$68,552	$88,386	$74,326
Federal funds sold and interest bearing balances	229,042	170,349	218,330	264,508	261,262
Investment securities available for sale, at fair value	339,967	340,839	334,376	305,620	322,581
Other investments	9,878	11,089	10,354	12,436	12,440
Mortgage loans held for sale	11,563	8,867	—	—	—

Loans, net of unearned income	1,332,086	1,368,895	1,360,063	1,345,981	1,374,757
Covered loans	571,489	595,428	486,489	526,012	554,991
Less allowance for loan losses	35,156	35,238	34,523	35,443	34,576

Loans, net	1,868,419	1,929,085	1,812,029	1,836,550	1,895,172

Other real estate owned	50,301	54,487	61,533	62,258	57,917
Covered other real estate owned	78,617	81,907	63,583	59,757	54,931

Total other real estate owned	128,918	136,394	125,116	122,015	112,848

Premises and equipment, net	73,124	71,848	65,925	66,359	66,589
Intangible assets, net	3,250	3,471	3,745	3,973	4,261
Goodwill	956	956	956	956	956
FDIC loss sharing receivable	242,394	239,719	160,927	167,176	177,187
Other assets	21,269	42,001	56,927	50,444	44,546

Total assets	$2,994,308	$3,010,379	$2,857,237	$2,918,423	$2,972,168

Liabilities
Deposits:
Noninterest-bearing	$395,347	$354,434	$318,004	$316,060	$301,971
Interest-bearing	2,196,219	2,274,458	2,193,359	2,256,629	2,233,455

Total deposits	2,591,566	2,628,892	2,511,363	2,572,689	2,535,426
Federal funds purchased & securities sold under agreements to repurchase	37,665	13,180	17,136	20,257	68,184
Other borrowings	20,000	21,000	—	—	43,495
Other liabilities	9,037	10,616	9,311	9,351	9,387
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269

Total liabilities	2,700,537	2,715,957	2,580,079	2,644,566	2,698,761

Stockholders’ equity
Preferred stock	$50,727	$50,572	$50,419	$50,269	$50,121
Common stock	25,087	25,079	25,102	25,102	24,983
Capital surplus	166,639	166,385	166,170	165,995	165,930
Retained earnings	54,852	54,530	38,888	37,580	37,000
Accumulated other comprehensive income/(loss)	7,296	8,687	7,410	5,742	6,204
Less treasury stock	(10,831)	(10,831)	(10,831)	(10,831)	(10,831)

Total stockholders’ equity	293,770	294,422	277,158	273,857	273,407

Total liabilities and stockholders’ equity	$2,994,307	$3,010,379	$2,857,237	$2,918,423	$2,972,168

Other Data
Earning Assets	2,484,147	2,484,378	2,399,258	2,442,121	2,513,591
Intangible Assets	4,206	4,427	4,701	4,929	5,217
Interest Bearing Liabilities	2,296,153	2,350,907	2,252,764	2,319,155	2,413,319
Average Assets	3,021,201	3,048,337	2,909,012	2,949,943	2,872,207
Average Common Stockholders’ Equity	248,729	228,716	229,794	222,675	225,088

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2011	Sept. 2011	Jun. 2011	Mar. 2011	Dec. 2010	Dec. 2011	Dec. 2010
ASSET QUALITY INFORMATION (1)

Allowance for loan losses
Balance at beginning of period	$35,238	$34,523	$35,443	$34,576	$34,072	$34,576	$35,762

Provision for loan loss (2)	8,243	7,544	7,462	7,092	10,742	30,341	48,839

Charge-offs	8,909	7,088	8,559	7,067	10,513	31,623	52,623
Recoveries	584	259	177	842	275	1,862	2,598

Net charge-offs (recoveries)	8,325	6,829	8,382	6,225	10,238	29,761	50,025

Ending balance	$35,156	$35,238	$34,523	$35,443	$34,576	$35,156	$34,576

As a percentage of loans	2.64%	2.57%	2.54%	2.63%	2.52%	2.64%	2.52%
As a percentage of nonperforming loans	49.64%	59.66%	57.02%	51.82%	43.61%	49.64%	43.61%

Net charge-off information
Charge-offs
Commercial, Financial and Agricultural	$1,952	$614	$2,128	$1,113	$1,907	$5,807	$5,484
Real Estate - Residential	1,758	1,697	1,135	809	1,328	5,399	10,091
Real Estate - Commercial and Farmland	829	2,962	2,332	2,557	2,368	8,680	16,102
Real Estate - Construction and Development	4,129	1,612	2,822	2,425	4,519	10,988	19,854
Consumer Installment	241	203	142	163	391	749	1,092
Other	—	—	—	—	—	—	—

Total charge-offs	8,909	7,088	8,559	7,067	10,513	31,623	52,623

Recoveries
Commercial, Financial and Agricultural	21	85	48	20	22	174	571
Real Estate - Residential	39	48	45	14	20	146	186
Real Estate - Commercial and Farmland	9	37	4	2	182	52	840
Real Estate - Construction and Development	494	44	57	772	22	1,367	684
Consumer Installment	21	45	23	34	29	123	317
Other	—	—	—	—	—	—	—

Total recoveries	584	259	177	842	275	1,862	2,598

Net charge-offs (recoveries)	$8,325	$6,829	$8,382	$6,225	$10,238	$29,761	$50,025

Non-accrual loans	70,823	59,067	60,545	68,391	79,289	70,823	79,289
Foreclosed assets	50,301	54,487	61,533	62,258	57,916	50,301	57,916
Accruing loans delinquent 90 days or more	—	20	—	—	—	—	—

Total non-performing assets	121,124	113,574	122,078	130,649	137,205	121,124	137,205

Non-performing assets as a percent of total assets	4.05%	3.77%	4.27%	4.48%	4.62%	4.05%	4.62%
Net charge offs as a percent of loans (Annualized)	2.48%	1.98%	2.50%	1.88%	2.87%	2.23%	3.33%

(1)	Asset quality information is presented net of covered assets where the Company’s risk exposure is limited substantially by loss sharing agreements with the FDIC.
(2)	During 2010 and 2011, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company’s Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Dec. 2011	Sept. 2011	Jun. 2011	Mar. 2011	Dec. 2010
Loans by Type
Commercial, financial & agricultural	$142,960	$159,020	$150,377	$142,826	$142,312
Real estate - construction & development	130,270	145,770	143,684	152,863	162,594
Real estate - commercial & farmland	672,765	677,048	681,228	672,212	683,974
Real estate - residential	330,727	331,236	336,485	336,755	344,830
Consumer installment	37,296	38,163	35,584	33,698	34,293
Other	18,068	17,658	12,705	7,627	6,754

Total Legacy (non-covered)	$1,332,086	$1,368,895	$1,360,063	$1,345,981	$1,374,757

Commercial, financial & agricultural	$41,867	$49,859	$42,494	$45,954	$47,309
Real estate - construction & development	77,077	82,933	79,540	89,356	89,781
Real estate - commercial & farmland	321,257	323,760	229,924	242,153	257,428
Real estate - residential	127,644	135,138	129,721	140,239	149,226
Consumer installment	3,644	3,558	4,810	8,310	11,247

Total Covered (at fair value)	$571,489	$595,248	$486,489	$526,012	$554,991

Total Loan Portfolio:
Commercial, financial & agricultural	$184,827	$208,879	$192,871	$188,780	$189,621
Real estate - construction & development	207,347	228,703	223,224	242,219	252,375
Real estate - commercial & farmland	994,022	1,000,808	911,152	914,365	941,402
Real estate - residential	458,371	466,374	466,206	476,994	494,056
Consumer installment	40,940	41,721	40,394	42,008	45,540
Other	18,068	17,658	12,705	7,627	6,754

Total Loans	$1,903,575	$1,964,143	$1,846,552	$1,871,993	$1,929,748

Troubled Debt Restructurings:
Accruing loan types:
Real estate - construction & development	$1,774	$1,697	$2,179	$2,908	$786
Real estate - commercial & farmland	9,622	7,005	13,936	17,418	19,262
Real estate - residential	6,245	7,889	5,043	5,075	1,924

Total Accruing TDRs	$17,641	$16,591	$21,158	$25,401	$21,972

Non-accruing loan types:
Real estate - construction & development	$2,122	$1,426	$1,315	$1,243	$2,290
Real estate - commercial & farmland	4,737	5,392	8,541	8,747	2,864
Real estate - residential	1,606	227	233	—	316

Total Non-accrual TDRs	$8,465	$7,045	$10,089	$9,990	$5,470

Total Troubled Debt Restructurings	$26,106	$23,636	$31,247	$35,391	$27,442

The following table presents the non-covered loan portfolio by risk grade:

Grade 10 - Prime credit	$23,930	$23,461	$20,376	$20,934	$24,676
Grade 15 - Good credit	261,489	193,881	202,152	188,663	201,214
Grade 20 - Satisfactory credit	485,364	550,748	534,498	497,230	506,461
Grade 23 - Performing, under-collateralized credit	29,730	30,538	29,833	26,749	25,329
Grade 25 - Minimum acceptable credit	386,365	425,142	407,133	435,779	441,496
Grade 30 - Other asset especially mentioned	41,584	52,760	65,528	65,272	53,806
Grade 40 - Substandard	102,947	91,857	99,612	111,041	120,599
Grade 50 - Doubtful	677	508	922	286	1,175
Grade 60 - Loss	—	—	9	27	1

Total	$1,332,086	$1,368,895	$1,360,063	$1,345,981	$1,374,757

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2011	Sept. 2011	Jun. 2011	Mar. 2011	Dec. 2010	Dec. 2011	Dec. 2010
AVERAGE BALANCES

Federal funds sold	$29,108	$24,583	$34,241	$32,891	$28,523	$30,206	$42,516
Interest bearing deposits in banks	203,031	161,447	236,286	204,268	267,337	213,409	215,850
Investment securities - taxable	293,821	286,807	250,998	262,778	246,417	287,008	216,165
Investment securities - nontaxable	44,255	40,388	38,151	38,794	37,649	40,420	36,386
Other investments	10,276	11,328	11,022	12,218	7,603	11,308	7,101
Loans	1,335,242	1,351,695	1,348,067	1,356,698	1,383,301	1,348,557	1,448,662
Covered loans	600,367	626,873	507,276	545,393	407,235	570,719	237,500

Total Earning Assets	$2,516,100	$2,503,121	$2,426,041	$2,453,040	$2,378,065	$2,501,627	$2,204,180

Noninterest bearing deposits	$395,346	$337,603	$320,735	$310,226	$275,184	$344,021	$242,533
NOW accounts	607,258	593,801	582,773	584,338	527,264	592,043	498,433
MMDA	597,088	583,552	545,261	522,009	455,041	561,978	442,589
Savings accounts	80,074	82,210	78,674	76,341	63,972	79,325	64,218
Retail CDs < $100,000	396,058	448,597	417,297	427,143	460,444	422,274	383,608
Retail CDs > $100,000	471,329	511,205	490,660	504,011	392,266	494,301	383,312
Brokered CDs	76,250	82,880	105,338	124,441	$136,201	97,242	138,498

Total Deposits	2,623,403	2,639,848	2,540,738	2,548,509	2,310,372	2,591,183	2,153,191

FHLB advances	20,707	17,804	—	25,114	28,205	18,008	7,738
Subordinated debentures	42,269	42,269	42,269	42,269	42,269	42,269	42,269
Federal funds purchased and securities sold under agreements to repurchase	29,417	14,504	23,078	22,100	49,878	22,275	28,368
Other borrowings	—	—	—	—	—	—	—

Total Non-Deposit Funding	92,393	74,577	65,347	89,483	120,352	82,552	78,375

Total Funding	$2,715,796	$2,714,425	$2,606,085	$2,637,992	$2,430,724	$2,673,735	$2,231,566

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2011	Sept. 2011	Jun. 2011	Mar. 2011	Dec. 2010	Dec. 2011	Dec. 2010
INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$7	$9	$9	$13	$50	$38	$89
Interest bearing deposits in banks	148	144	150	175	204	617	462
Investment securities - taxable	2,350	2,663	2,574	2,658	2,562	10,245	9,821
Investment securities - nontaxable (TE)	549	508	483	492	489	2,032	1,870
Loans (TE)	19,205	19,362	19,906	20,923	21,322	79,396	89,248
Covered loans	16,217	12,322	13,022	8,087	6,424	49,648	19,067

Total Earning Assets	$38,476	$35,008	$36,144	$32,348	$31,051	$141,976	$120,557

INTEREST EXPENSE
Non-interest bearing deposits	$—	$—	$—	$—	$—	$—	$—
NOW accounts	671	985	1,026	1,048	1,063	3,730	4,519
MMDA	930	1,466	1,421	1,407	1,401	5,224	5,725
Savings accounts	45	91	88	132	82	356	357
Retail CDs < $100,000	1,074	1,405	1,474	1,745	1,985	5,698	6,884
Retail CDs > $100,000	1,557	1,853	1,951	2,094	1,782	7,455	7,171
Brokered CDs	598	629	865	949	1,017	3,041	4,166

Total Deposits	4,875	6,429	6,825	7,375	7,330	25,504	28,822

FHLB advances	183	154	—	123	39	460	81
Subordinated debentures	362	375	322	351	342	1,410	879
Repurchase agreements	33	22	28	81	96	164	177
Correspondent bank line of credit and other	1	2	—	—	(1)	3	8

Total Non-Deposit Funding	579	553	350	555	476	2,037	1,145

Total Funding	$5,454	$6,982	$7,175	$7,930	$7,806	$27,541	$29,967

Net Interest Income (TE)	$33,022	$28,026	$28,969	$24,418	$23,245	$114,435	$90,590

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2011	Sept. 2011	Jun. 2011	Mar. 2011	Dec. 2010	Dec. 2011	Dec. 2010
YIELDS (1)

Federal funds sold	0.10%	0.15%	0.11%	0.16%	0.70%	0.13%	0.21%
Interest bearing deposits in banks	0.29%	0.35%	0.25%	0.35%	0.30%	0.29%	0.21%
Investment securities - taxable	3.17%	3.68%	4.11%	4.10%	4.12%	3.57%	4.54%
Investment securities - nontaxable	4.92%	4.99%	5.08%	5.14%	5.15%	5.03%	5.14%
Loans	5.71%	5.68%	5.92%	6.25%	6.12%	5.89%	6.16%
Covered loans	10.72%	7.80%	10.30%	6.01%	6.26%	8.70%	8.03%

Total Earning Assets	6.07%	5.55%	5.98%	5.35%	5.18%	5.68%	5.47%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.44%	0.66%	0.71%	0.73%	0.80%	0.63%	0.91%
MMDA	0.62%	1.00%	1.05%	1.09%	1.22%	0.93%	1.29%
Savings accounts	0.22%	0.44%	0.45%	0.70%	0.51%	0.45%	0.56%
Retail CDs < $100,000	1.08%	1.24%	1.42%	1.66%	1.71%	1.35%	1.79%
Retail CDs > $100,000	1.31%	1.44%	1.59%	1.68%	1.80%	1.51%	1.87%
Brokered CDs	3.11%	3.01%	3.29%	3.09%	2.96%	3.13%	3.01%

Total Deposits	0.74%	0.97%	1.08%	1.17%	1.26%	0.98%	1.34%

FHLB advances	3.51%	3.43%	0.00%	1.99%	0.55%	2.55%	1.05%
Subordinated debentures	3.40%	3.52%	3.06%	3.37%	3.21%	3.34%	2.08%
Repurchase agreements	0.45%	0.60%	0.49%	1.49%	0.76%	0.74%	0.58%
Correspondent bank line of credit and other	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Non-Deposit Funding	2.49%	2.94%	2.15%	2.52%	1.57%	2.47%	1.46%

Total funding (3)	0.80%	1.02%	1.10%	1.22%	1.27%	1.03%	1.34%

Net interest spread	5.27%	4.53%	4.87%	4.13%	3.91%	4.65%	4.13%

Net interest margin	5.21%	4.44%	4.79%	4.04%	3.88%	4.57%	4.11%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2011	Sept. 2011	Jun. 2011	Mar. 2011	Dec. 2010	Dec. 2011	Dec. 2010
Core Earnings Reconciliation

Pre-tax operating profit/(loss)	$1,728	$24,709	$3,010	$2,202	$1,959	$31,649	$(7,184)
Plus: Credit Related Costs
Provision for loan losses	9,019	7,552	9,115	7,043	11,404	32,729	50,521
(Gains)/Losses on the sale of legacy OREO	4,533	5,906	1,324	1,591	2,033	13,355	7,956
Problem loan and OREO expense	3,251	3,079	2,558	2,498	2,903	11,386	8,456
Interest reversed (received) on non-accrual loans	410	452	140	(389)	478	613	2,603

Total Credit-Related Costs	17,213	16,989	13,137	10,743	16,818	58,082	69,536

Plus: Non-recurring conversion charges	306	611	370	322	—	1,609	—
Plus: Costs associated with capital raise	—	—	—	—	—	—	933
Less: Non-recurring gains						—
Gains related to FDIC acquisitions	—	(26,867)	—	—	(6,442)	(26,867)	(14,650)
Gains on sales of securities	—	—	(14)	(224)	—	(238)	(200)
Gains on sales of bank premises	(19)	(9)	(11)	(128)	—	(167)	(398)
Other non-recurring adjustments	(4,198)	—	(2,631)	—	—	(6,829)	(1,408)

Pretax, Pre-provision earnings	$15,030	$15,433	$13,861	$12,915	$12,335	$57,239	$46,629

As percentage of average assets, annualized	1.97%	2.01%	1.91%	1.78%	1.70%	1.93%	1.87%

	Three Months Ended					Twelve Months Ended
	Dec. 2011	Sept. 2011	Jun. 2011	Mar. 2011	Dec. 2010	Dec. 2011	Dec. 2010
Recurring Operating Expenses

Total Operating Expenses	28,710	29,486	22,602	21,155	21,946	101,953	81,188
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	(4,533)	(5,906)	(1,324)	(1,591)	(2,033)	(13,355)	(7,956)
Gains/(Losses) on the sale of covered OREO	—	—	—	2,292	—	2,292	—
Problem loan and OREO expense	(3,251)	(3,079)	(2,558)	(2,498)	(2,903)	(11,386)	(8,456)
Costs associated with capital raise	—	—	—	—	—	—	(933)
Severance payments	(290)	—	—	—	—	(290)	(326)
Conversion expenses	(306)	(611)	(370)	(322)	—	(1,609)	—
(Gains)/Losses on the sale of premises	19	9	11	128	—	167	274
FDIC insurance expense	(1,078)	(1,096)	(1,118)	(1,245)	(1,296)	(4,537)	(5,133)

Recurring operating expenses	$19,271	$18,803	$17,243	$17,919	$15,714	$73,236	$58,658